Exhibit 10.6

SHARED SERVICES AGREEMENT

This Shared Services Agreement is dated as of May 1, 2009 (the “Effective Date”) and is made and entered into by and among Harrah’s Operating Company, Inc., a Delaware corporation (“Service Provider”), Harrah’s Interactive Entertainment, Inc., a Delaware corporation (“HIE”), and HIE Holdings, Inc., a Delaware corporation (“HIE Holdings”, and together with HIE, individually or collectively as the context may require, “Recipient”).

RECITALS

A. Recipient has indirectly acquired certain assets originally held by Service Provider and has assumed certain liabilities originally attached to Service Provider and its subsidiary, Harrah’s License Company, LLC, a Nevada limited liability company, in each case relating to the World Series of Poker business of Service Provider (the “Transaction”).

B. Service Provider has experience in providing services related to the assets acquired by Recipient pursuant to the Transaction (the “Acquired Business”).

C. Recipient desires to engage Service Provider to provide the services set forth herein, and Service Provider is willing to perform such services, on the terms and under the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intention of being bound by this Agreement, the parties stipulate and agree as follows:

ARTICLE I.

RECITALS AND DEFINITIONS

1.01 Definitions. The following defined terms are used in this Agreement:

“Affiliate” shall mean, when used with reference to a specific Person:

(i) any Person who is an officer, partner, manager, member or trustee of, or serves in a similar capacity with respect to, the specified Person;

(ii) any partnership, limited liability company, corporation, trust or other entity of which the specified Person is a partner, officer, Service Provider, member, trustee or serves in a similar capacity or is directly or indirectly the owner of a partnership interest, limited liability company interest, any portion of a class of equity securities (in the case of publicly held securities, any portion of a class of such securities aggregating at least five percent (5%) of such securities), or in which such Person has a beneficial interest;

(iii) any Person (or any officer, partner, Service Provider, member or trustee, or, one who serves in a similar capacity with respect to such Person) that directly or indirectly through one or more intermediaries Controls or is Controlled by or under common Control with such specified Person; and/or

(iv) when used in reference to any of the parties hereto, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with any one or more of the beneficial owners of such party hereto.

“Agreement” shall mean this Shared Services Agreement as originally executed and as amended, modified, supplemented, or restated from time to time, as the context may require.

“Business Days” shall mean all weekdays except those that are official holidays of employees of the United States government. Unless specifically stated as “Business Days,” a reference in this Agreement to “days” means calendar days.

“Control” shall mean the ability, whether by the direct or indirect ownership of an equity interest, by contract or otherwise, to:

(i) in the case of a corporation, elect a majority of the directors of a corporation;

(ii) in the case of a partnership, select the managing partner of a partnership, or direct the votes of the partner or partners with authority to make decisions on behalf of the partnership;

(iii) in the case of a limited partnership, select or direct the votes of the sole general partner, all of the general partners to the extent that each has management control and authority, or the managing general partner or managing general partners thereof;

(iv) in the case of a limited liability company, select or direct the votes of the managing member(s) or manager(s) thereof; and

(v) otherwise, to select, or to remove and select, a majority of those Persons exercising governing authority over an entity.

“Controls” and “Controlled” shall have correlative meanings to “Control.”

“Direct Charges” are any amounts payable to third parties that are arranged or managed by Service Provider for the account of Recipient and are charged directly by the third party to Recipient.

“Effective Date” is defined in the preamble.

“Event of Default” is defined in Section 9.01.

“Gaming Activities” shall mean slot machines, pari mutual wagering, and any other form of wagering that may be authorized from time to time by applicable law in a particular jurisdiction.

“Gaming Authority” shall mean any gaming control board or regulatory authority governing gaming in states or countries in which Recipient or its Affiliates currently conduct or in the future may conduct gaming operations.

“Gaming Taxes” shall mean any tax imposed on Gaming Activities by any Gaming Authorities.

“Parent” shall mean Harrah’s Entertainment, Inc., a Delaware corporation.

“Person” shall mean any individual, partnership, limited partnership, limited liability company, corporation, unincorporated association, joint venture, trust generated entity or other entity.

“Recipient” is defined in the preamble.

“Service Provider” is defined in the preamble.

“Services” means all of the services to be provided by Service Provider to Recipient as set forth in Article III of this Agreement.

“Services Fee” is defined in Section 5.01.

“Term” is defined in Section 2.02.

“Transaction” is defined in the recitals.

“Unavoidable Delays” is defined in Section 13.08.

ARTICLE II.

APPOINTMENT/TERM

2.01 Appointment. Recipient hereby appoints and employs Service Provider to provide the Services upon the terms and conditions set forth herein. Service Provider hereby accepts such appointment and undertakes to provide the Services upon the terms and conditions hereinafter set forth.

2.02 Term. The term of this Agreement (the “Term”) shall commence upon the Effective Date and shall continue for a term of five (5) years from the Effective Date unless earlier terminated in accordance with the terms hereof.

ARTICLE III.

SERVICES

3.01 Initial Services. Service Provider shall provide such services reasonably related to the Acquired Business as may reasonably be requested by either Recipient from time to time, which may include, among other things, services related to: accounting, risk management, tax, finance, record keeping, financial statement preparation and audit support; legal; treasury functions; regulatory compliance; information systems; and corporate and other centralized services.

3.02 Operating Reimbursements. Except as otherwise specifically stated herein, Service Provider and Recipient agree that they shall allocate costs, expenses, deposits, cash, assets and other similar items based on the use of such items by the parties, regardless of the contracting party therefore. Items that shall be allocated include, but shall not be limited to, deposits, payroll expenses, marketing programs, reward credits, charitable contributions, and regulatory imposed payments. Recipient and Service Provider agree to negotiate in good faith the proper allocation of such items.

3.03 Changes to Services.

(a) The parties may agree to modify the terms and conditions of Service Provider’s performance of any Service in order to reflect new procedures, processes or other methods of providing such Service. The parties will negotiate in good faith the terms and conditions upon which Service Provider would be willing to implement such change.

(b) Notwithstanding any provision of this Agreement to the contrary, Service Provider may make: (i) changes to the process of performing a particular Service that do not adversely affect the benefits to Recipient of Service Provider’s provision or quality of such Service in any material respect or increase Recipient’s cost for such Service; (ii) emergency changes on a temporary and short-term basis; and/or (iii) changes to a particular Service in order to comply with applicable law or regulatory requirements, in each case without obtaining the prior consent of Recipient.

3.04 Additional Services. Recipient may, from time to time, request additional services that are not contemplated above. The parties agree to negotiate in good faith the terms and conditions by which Service Provider would be willing to perform such additional services.

ARTICLE IV.

PERFORMANCE OF SERVICES

4.01 Standards. Service Provider shall perform the Services on a non-discriminatory basis, in a commercially reasonable manner, using its commercially reasonable best efforts to provide the Services in the same manner as if Service Provider was providing such Services for its own account. Actions taken by Service Provider in good faith consistent with the foregoing shall not constitute a breach of this Agreement unless such action materially violates an express provision of this Agreement.

4.02 Employees. Service Provider shall determine the fitness and qualifications of all employees performing the Services. Service Provider shall hire, supervise, direct the work of, and discharge all such employees. Service Provider shall determine the wages and conditions of employment of all such employees. All wages, bonuses, compensation, benefits, termination or severance expenses or liabilities, pension fund contribution obligations or liabilities, and other costs, benefits, expenses or liabilities and entitlements of or in connection with employees employed in connection with the Services shall be Service Provider’s responsibility.

4.03 Independent Contractors. Service Provider may hire consultants, independent contractors, or subcontractors, including Affiliates, to perform all or any part of a Service hereunder. Service Provider will remain fully responsible for the performance of its obligations under this Agreement, and Service Provider will be solely responsible for payments due to its independent contractors unless such payments are part of a designated Direct Charge. All debts and liabilities incurred by

Service Provider within the scope of the authority granted and permitted hereunder in the course of its provision of the Services shall be the debts and liabilities of Recipient only, and Service Provider shall not be liable for such debts and liabilities except as specifically stated to the contrary herein.

4.04 Agency and Agency Waivers. The relationship between the parties hereto shall be that of principal, in the case of Recipient, and agent, in the case of Service Provider. Nothing herein contained shall be deemed or construed to render the parties, hereto partners, joint venturers, landlord/tenant or any relationship other than that of principal and agent. To the extent there is any inconsistency between the common law fiduciary duties and responsibilities of principals and agents, and the provisions of this Agreement, the provisions of this Agreement shall prevail, it being the intention of the parties that this Agreement shall be deemed a waiver by Recipient of any fiduciary duties owed by an agent to its principal, and a waiver by Service Provider of any obligations of a principal to its agent, to the extent the same are inconsistent with, or would have the effect of modifying, limiting or restricting, the express provisions of this Agreement, the intention of the parties being that this Agreement shall be interpreted in accordance with general principles of contract interpretation without regard to the common law of agency except as expressly incorporated in the provisions of this Agreement. In no event shall Service Provider be deemed in breach of its duties hereunder solely by reason of (i) the failure of the financial performance of Recipient’s business to meet Recipient expectations or income projections or any operating budget or annual plans, (ii) the acts of Recipient’s employees, (iii) the institution of litigation or the entry of judgments against Recipient or Recipient’s business, or (iv) any other acts or omissions not otherwise constituting a material breach of this Agreement, it being the intention and agreement of the parties that Service Provider’s sole obligation hereunder shall be to act in conformity with the standard set forth in Section 4.01.

4.05 Affiliate Transactions. The fact that Service Provider or an Affiliate thereof, or a stockholder, director, officer, member, or employee of Service Provider or an Affiliate thereof is employed by, or is directly or indirectly interested in or connected with, any Person which may be employed by Recipient to render or perform a service, or from which Service Provider may purchase any property, shall not prohibit Service Provider from employing such Person or otherwise dealing with such Person.

4.06 Cooperation of Recipient and Service Provider. Recipient and Service Provider shall cooperate fully with each other during the Term to procure and maintain all licenses and operating permits, if any, and to facilitate each party’s performance of this Agreement. Recipient shall provide Service Provider with such information as is necessary to the performance by Service Provider of its obligations hereunder and as may be reasonably requested by Service Provider from time to time.

ARTICLE V.

SERVICES FEE AND EXPENSES

5.01 Services Fee. Service Provider shall charge each Recipient a fee for the Services performed for such Recipient (the “Services Fee”) equal to the sum of (x) allocated costs of Service Provider’s provision thereof, as determined by Service Provider in a manner consistent with methodologies used by Service Provider or Parent, as applicable, for other businesses of Service Provider or Parent for which Service Provider or Parent, as applicable, provides similar services and (y) ten percent (10%)

of the total calculated in clause (x). The Services Fee shall be paid at such intervals as are specified from time to time by Service Provider, but no less frequently than annually. Service Provider will notify Recipient of the amount of any invoiced Services Fee, payable in arrears, which will be paid by Recipient within 30 days of its receipt thereof.

5.02 Expenses. All costs and expenses, funding of operating deficits and operating capital, real property and personal property taxes, income taxes, sales taxes, Gaming Taxes, and all other taxes, insurance premiums and other liabilities incurred due to the Gaming Activities and non-gaming operations of Recipient, including all Direct Charges, shall be the sole and exclusive financial responsibility of Recipient, except for those instances herein where it is expressly and specifically stated that such costs and expenses shall be the financial responsibility of Service Provider. It is understood that statements herein indicating that Service Provider shall furnish, provide or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Service Provider is liable or responsible to fund or pay for such items or services, except in those instances specifically mentioned herein. Service Provider shall not impose any markup for its own benefit on any goods or services purchased for Recipient.

ARTICLE VI.

AFFIRMATIVE COVENANTS

6.01 Compliance with Laws. The parties agree to comply in all material respects with all applicable laws, rules, regulations and orders of all states, counties, and municipalities in which such party conducts business, including, without limitation, any laws, rules, regulations, orders and requests for information of any Gaming Authorities that may license Service Provider or Recipient or from which Service Provider or Recipient may seek a license. Recipient shall also follow applicable federal laws, rules, and regulations.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

7.01 Representations and Warranties of each Recipient

(a)	Each Recipient represents and warrants that it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, that each Recipient has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of each Recipient who executed this Agreement on behalf of such Recipient are in fact officers of such Recipient and have been duly authorized by such Recipient to execute this Agreement on its behalf.

(b)	The execution, delivery and performance by each Recipient of this Agreement have been duly authorized by all necessary corporate action on the part of such Recipient and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of such Recipient, enforceable in accordance with its terms.

7.02 Representations and Warranties of Service Provider

(a)	Service Provider represents and warrants that it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, that Service Provider has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of Service Provider who executed this Agreement on behalf of Service Provider are in fact officers of Service Provider and have been duly authorized by Service Provider to execute this Agreement on its behalf.

(b)	The execution, delivery and performance by Service Provider of this Agreement have been duly authorized by all necessary corporate action on the part of Service Provider and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of Service Provider, enforceable in accordance with its terms.

ARTICLE VIII.

INDEMNITY

8.01 Indemnity by Service Provider. Service Provider shall indemnify, defend and hold harmless Recipient and its officers, directors and employees from and against any and all costs and expenses, losses, damages, claims, causes of action and liabilities (including reasonable attorneys’ fees, disbursements and expenses of litigation) arising from, relating to, or in any way connected with the gross negligence or willful misconduct of Service Provider or any employee, contractor or agent of Service Provider, except to the extent directly or indirectly caused by any act or omission of Recipient.

8.02 Indemnity by Recipient. Recipient shall indemnify, defend and hold harmless Service Provider and its officers, directors and employees from and against any and all costs and expenses, losses, damages, claims, causes of action and liabilities (including reasonable attorneys’ fees, disbursements and expenses of litigation) arising from, relating to, or in any way connected with the gross negligence or willful misconduct of Recipient or any employee, contractor or agent of Recipient, except to the extent directly or indirectly caused by any act or omission of Service Provider.

8.03 Procedure. The party claiming indemnity shall promptly provide the other party with written notice of any claim, action or demand for which indemnity is claimed. The indemnifying party shall be entitled to control the defense of any action, provided that the indemnified party may participate in any such action with counsel of its choice at its own expense and provided further that the indemnifying party shall not settle any claim, action or demand without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed. The indemnified party shall reasonably cooperate in the defense as the indemnifying party may request and at the indemnifying party’s expense.

ARTICLE IX.

DEFAULT

9.01 Definition. The occurrence of any one or more of the following events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as an “Event of Default”) as to the party failing in the performance or effecting the breaching act.

9.02 Service Provider’s Default. An Event of Default shall exist with respect to Service Provider if Service Provider shall fail to perform or materially comply with any of the covenants, agreements, terms or conditions contained in this Agreement applicable to Service Provider and such failure shall continue for a period of thirty (30) days after written notice thereof from Recipient to Service Provider specifying in reasonable detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days, if Service Provider fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

9.03 Recipient’s Default. An Event of Default shall exist with respect to Recipient if Recipient shall:

(a) fail to make any monetary payment required under this Agreement, including, but not limited to, any Services Fee to Service Provider or any Direct Charges to the applicable third parties, on or before the due date recited herein and such failure continues for five (5) Business Days after written notice from Service Provider specifying such failure, or

(b) fail to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in this Agreement applicable to Recipient and such failure shall continue for a period of thirty (30) days after written notice thereof from Service Provider to Recipient specifying in reasonable detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days, if Recipient fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

9.04 Bankruptcy

An Event of Default shall exist with respect to a party if such party:

(a) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property;

(b) makes a general assignment for the benefit of creditors;

(c) is adjudicated bankrupt or insolvent; or

(d) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, or admits the material allegations of a petition filed against it in any proceedings under any such law.

9.05 Reorganization/Receiver. An Event of Default shall exist with respect to a party if an order, judgment or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Service Provider or Recipient, as the case may be, or appointing a receiver, trustee or liquidator of Service Provider or Recipient, as the case may be, of all or a substantial part of any of the assets of Service Provider or Recipient, as the case may be, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date of entry thereof.

9.06 Delays and Omissions. No delay or omission as to the exercise of any right or power accruing upon any Event of Default shall impair the non-defaulting party’s exercise of any right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein.

ARTICLE X.

TERMINATION

10.01 Terminating Events. This Agreement shall terminate at the election of the non-defaulting party, upon the occurrence of an Event of Default under this Agreement and where the time to cure, if any, has lapsed.

10.02 Termination for Convenience. Either Recipient may terminate this Agreement with respect to such Recipient for its convenience, without cause, by giving Service Provider written notice not less than 90 days prior to the effective date of such termination. Service Provider may terminate this Agreement for its convenience, without cause, by giving each Recipient written notice not less than 180 days prior to the effective date of such termination.

10.03 Effect of Termination. Within fifteen (15) days after the termination of this Agreement, Recipient shall pay Service Provider all accrued and unpaid amounts due under this Agreement, including without limitation, the Services Fee.

10.04 Transition Assistance. At the request of Recipient, Service Provider will provide reasonable assistance to Recipient necessary to transfer the applicable services provided hereunder to Recipient or Recipient’s designated third party provider. Recipient shall pay Service Provider its reasonable costs for providing such transition assistance without mark-up, notwithstanding Section 5.01(y). In no event shall Service Provider be required to provide transition assistance for more than 90 days after termination.

ARTICLE XI.

NOTICES

All notices provided for in this Agreement or related to this Agreement, which either party desires to serve on the other, shall be in writing and shall be considered delivered upon receipt. Any and all notices or other papers or instruments related to this Agreement shall be sent by:

(a)	by United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed;

(b)	by a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid; or

(c)	a nationally recognized overnight delivery service;

provided for receipted delivery, addressed as follows:

RECIPIENT:

Harrah’s Interactive Entertainment, Inc.
One Caesars Palace Drive Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile:	(702) 494-4323

HIE Holdings, Inc.
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile:	(702) 494-4323

SERVICE PROVIDER:

Harrah’s Operating Company, Inc.
One Caesars Palace Drive Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile:	(702)494-4323

Recipient or Service Provider may change the address or name of addressee applicable to subsequent notices (including copies of said notices as hereinafter provided) or instruments or other papers to be served upon or delivered to the other party, by giving notice to the other party as aforesaid, provided that notice of such change shall not be effective until the fifth (5th) day after mailing or facsimile transmission.

ARTICLE XII.

DISPUTE RESOLUTION

12.01 Disputes Submitted to Arbitration. Wherever any dispute arises between Recipient and Service Provider which is not otherwise resolved between the parties the same shall be submitted to resolution by arbitration to be conducted in Las Vegas, Nevada, in accordance with the rules of the local arbitration commission or authority.

12.02 Selection of Arbitrators. Either party shall have the right to submit such dispute to arbitration by delivery of written notice to the other party stating that the party delivering such notice desires to have the then unresolved controversy between Recipient and Service Provider reviewed by a board of three (3) arbitrators. Such notice shall also set forth the identity of the person selected by the notifying party as its arbitrator, and shall detail the dispute between the parties and such party’s suggested resolution. Within twenty (20) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation, the name and address of the person so designated, and the suggested resolution of such dispute by such party. The two (2) arbitrators designated as aforesaid shall promptly select a third arbitrator, and if they are not able to agree on such third arbitrator, then either arbitrator, on five (5) days’ notice in writing to the other, or both arbitrators, shall apply to the local arbitration authority to designate and appoint such third arbitrator. The two arbitrators selected by the parties shall then notify Service Provider and Recipient in writing promptly upon the selection of the third arbitrator. If the party upon whom such written request for arbitration is served shall fail to designate its arbitrator within twenty (20) days after receipt of such notice, then the suggested resolution of the dispute as set forth in the written notice delivered by the party requesting such arbitration shall become the resolution thereof and shall be binding on Service Provider and Recipient hereunder.

12.03 Submission of Evidence. Within thirty (30) days following the date on which the parties shall have received notice of the appointment of the third arbitrator, the parties shall submit to the arbitrator so appointed a full statement of their respective positions and their reasons in support thereof, in writing, with copies delivered to the other party. Upon receipt of such written statement from the other party, the party receiving the same may file with the arbitrators a written rebuttal. Unless requested by the arbitrators, no hearing shall be required in connection with any such arbitration, and the arbitrators may elect to base their decisions on the written material submitted by the parties; provided, however, the parties shall submit to hearings, and be prepared to provide testimony, by themselves or by witnesses called on their behalf, if so requested by the arbitrators.

12.04 Decisions of Arbitrators. Following receipt of the written materials from each party, and following any hearings or testimony held in connection with such arbitration, the arbitrators shall render their decision, which decision shall adopt either the position of Service Provider or Recipient as previously submitted to the arbitrators, in full, without revision or alteration thereof, and without compromise. If more than one issue shall be submitted to the same arbitrators for resolution, each such issue shall be deemed a separate arbitration for all purposes hereof, such issues to be identified separately by the parties in their submission to arbitration, and each such issue shall be subject to a separate decision by the arbitrators.

12.05 Arbitration is Binding. The decision of a majority of the arbitrators shall be binding upon Service Provider and Recipient and shall be enforceable in any court of competent jurisdiction. Such decision and award may allocate the costs’ of such arbitration to one of the parties, equally or disproportionately between the parties.

12.06 Qualifications of Arbitrators. All arbitrators appointed hereunder shall be persons reasonably experienced regarding the management and operation of businesses similar to the Acquired Business, or reasonably experienced in the financial or economic evaluation or appraisal of the same, but no such arbitrator shall then be in the employ of any corporation or entity which, at the time of such arbitration, shall be an operator of any facility offering Gaming Activities, a casino operator, a casino management company or a horse racing facility management company.

ARTICLE XIII.

MISCELLANEOUS

13.01 Assignment. Neither Recipient nor Service Provider shall assign this Agreement or any interest therein without the express prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the preceding sentence, Recipient or Service Provider may assign or transfer this Agreement to any Affiliate of such party; provided, that a counterpart original of such assignment is delivered to the other parties on or before the effective date of such assignment, and provided further that such Affiliate expressly assumes and agrees to be bound by all of the terms and conditions of this Agreement. Except as otherwise provided herein, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the parties’ permitted successors and assigns and legal representatives.

13.02 Construction. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning, and not strictly for or against Recipient or Service Provider. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

13.03 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada without reference to its choice of law provisions.

13.04 Severability. Should any portion of this Agreement be declared invalid or unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

13.05 Attorneys’ Fees. Should either party institute an action or proceeding to enforce any provisions hereof or for other relief due to an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to receive from the other party all costs of the action or proceeding and reasonable attorneys’ fees.

13.06 Entire Agreement. This Agreement covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Agreement, and all preliminary negotiations and agreements, whether verbal or written, of whatsoever kind or nature are merged herein. No oral agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

13.07 Counterparts. This Agreement may be executed in counterparts, including via facsimile, and shall be deemed to have become effective when and only when all parties hereto have executed this Agreement, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

13.08 Force Majeure. Whenever this Agreement requires an act to be performed within a specified time period or to be completed diligently, such periods are subject to Unavoidable Delays. “Unavoidable Delays” are delays beyond the reasonable control of the party asserting the delay, and include delays caused by acts of God, acts of war, terrorist attack, civil commotions, riots, strikes, lockouts, acts of government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable labor or materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes.

13.09 No Warranties. Service Provider shall render the services contemplated by this Agreement in good faith to Recipient on the terms and standards set forth herein, but hereby explicitly disclaims any and all warranties, express or implied.

13.10 Headings. Headings or captions have been inserted for convenience of reference only and are not to be construed or considered to be a part hereof and shall not in an way modify, restrict or amend any of the terms or provisions hereof.

13.11 Waiver. The waiver by one party of any default or breach of any of the provisions, covenants or conditions hereof of the part of the other party to be kept and performed shall not be a waiver of any preceding or subsequent breach or any other provisions, covenants or conditions contained herein.

13.12 Consent to Jurisdiction. The parties hereto agree that, other than an arbitration proceeding arising pursuant to Article XII, any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of Nevada or of the United States of America for the District of Nevada. By execution and delivery of this Agreement, the parties hereto accept, for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

13.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP BETWEEN THE PARTIES HERETO THAT IS BEING ESTABLISHED. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH. HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.14 Third Party Beneficiaries. None of the obligations hereunder of either party shall run to or be enforceable by any party other than the parties to this Agreement and their respective successors and assigns in accordance with the provisions of this Agreement.

13.15 Amendments. This Agreement may be changed or modified only by an agreement in writing signed by the parties hereto, and no oral understandings shall be binding as between the parties.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

SERVICE PROVIDER:

HARRAH’S OPERATING COMPANY, INC., a Delaware corporation

By:	/s/ Jonathan S. Halkyard

	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

RECIPIENT:

HARRAH’S INTERACTIVE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Jonathan S. Halkyard

	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Treasurer

HIE HOLDINGS, INC., a Delaware corporation

By:	/s/ Jonathan S. Halkyard

	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Treasurer